EXHIBIT 24
POWER OF ATTORNEY
Each person whose signature appears below hereby authorizes Ilan Daskal, as attorney-in-fact and agent, with full powers of substitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments to this Form 10-K, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Signatures	Title	Date

/s/ RICHARD J. DAHL	Chairman of the Board	August 19, 2014
Richard J. Dahl

/s/ OLEG KHAYKIN	Director and Chief Executive Officer (Principal Executive Officer)	August 20, 2014
Oleg Khaykin

/s/ ROBERT ATTIYEH	Director	August 19, 2014
Robert Attiyeh

/s/ MARY B. CRANSTON	Director	August 19, 2014
Mary B. Cranston

/s/ DWIGHT W. DECKER	Director	August 19, 2014
Dwight W. Decker

/s/ DIDIER HIRSCH	Director	August 19, 2014
Didier Hirsch

/s/ THOMAS A. LACEY	Director	August 19, 2014
Thomas A. Lacey

/s/ JAMES D. PLUMMER	Director	August 19, 2014
James D. Plummer

/s/ BARBARA L. RAMBO	Director	August 19, 2014
Barbara L. Rambo

/s/ ROCHUS E. VOGT	Director	August 19, 2014
Rochus E. Vogt